UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2012

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

000-30684

(Commission file number)

Delaware	20-1303994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2560 Junction Avenue, San Jose, California 95134

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 17, 2012, Oclaro, Inc. (“Oclaro”) held a Special Meeting of Stockholders (the “Special Meeting”) in connection with that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated March 26, 2012, by and among Oclaro, Tahoe Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Oclaro (“Merger Sub”), and Opnext, Inc., a Delaware corporation (“Opnext”). Pursuant to the Merger Agreement, subject to the terms and conditions thereof, Merger Sub will merge with and into Opnext (the “Merger”), with Opnext continuing as the surviving entity.

The proposals submitted to Oclaro’s stockholders at the Special Meeting were as follows:

-	Proposal 1 – the approval of the issuance of shares of Oclaro Common Stock in the Merger

Proposal 1 is described in detail in the registration statement on Form S-4 (File No. 333-181254) (as amended or supplemented, the “Registration Statement”) filed by Oclaro with the Securities and Exchange Commission in connection with the Merger.

The voting results for Proposal 1, including the number of votes for, against or withheld, and the number of abstentions and non-votes, are set forth below. The Oclaro stockholders voted to approve Proposal 1.

Proposal 1 Approval of the issuance of shares of Oclaro Common Stock in the Merger

Oclaro stockholders approved the issuance of shares of Oclaro Common Stock in the Merger.

For	Against	Abstained	Non-Votes
23,994,718	2,728,188	30,729	0

-	Proposal 3 – the approval of the adjournment of the Special Meeting to solicit additional proxies in favor of a proposal to amend Oclaro’s restated certificate of incorporation to increase the number of authorized shares of Oclaro to 176,000,000

Proposal 3 is described in detail in the Registration Statement.

The voting results for Proposal 3, including the number of votes for, against or withheld, and the number of abstentions and non-votes, are set forth below. The Oclaro stockholders voted to approve Proposal 3.

For	Against	Abstained	Non-Votes
21,392,528	5,266,607	94,500	0

As of the time of the Special Meeting, there were an insufficient number of votes to approve the second proposal presented to Oclaro’s stockholders, which is a proposal to amend Oclaro’s certificate of incorporation to increase the authorized shares of Oclaro capital stock to 176,000,000 (“Proposal 2”). Proposal 2 is described in detail in the Registration Statement.

The approval of Proposal 2 requires the affirmative vote of a majority of Oclaro common stock outstanding as of the record date for the Special Meeting. In connection with the Special Meeting, Oclaro received approximately 46% of the >50% majority vote needed to approve Proposal 2. Of the votes received, approximately 89% were in favor of Proposal 2. As a result of the above, Oclaro has announced an adjournment of the Special Meeting to 5:00 p.m. Pacific time on Monday, July 23, 2012, at the principal executive offices of Oclaro located at 2560 Junction Avenue, San Jose, California, to solicit additional proxies to vote in favor of Proposal 2.

Item 8.01 Other Events.

On July 17, 2012, Oclaro issued a press release announcing the voting results described above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued on July 17, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.

Date: July 17, 2012	By:	/s/ Jerry Turin
Jerry Turin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on July 17, 2012